Exhibit 1.2

For Ministry Use Only	Ontario Corporation Number
À l’usage exclusif du ministère	Numéro de la compagnie en Ontario

1264549

ARTICLES OF CONTINUANCE STATUTS DE PROROGATION

Form 6 Business Corporations Act

Formule numéro 6 Loi sur les compagnies	1.	The name of corporation is:																	Dénomination sociale de la compagnie:

		S	N	O	W	B	I	R	D	V	A	C	A	T	I	O	N	S	I	N	T	E	R	N	A	T	I

		O	N	A	L		I	N	C.

	2.		The corporation is to be continued under the name (if different from 1):																Nouvelle dénomination sociale de la compagnie (si elle est différente de celle inscrite ci-dessus) :

	3.	Name of jurisdiction the corporation is leaving:																	Nom de l’état que quitte la compagnie:

BRITISH COLUMBIA

(Name of Jurisdiction)/( Nom de l’état)

	4.	Date of incorporation/amalgamation:																	Date de la constitution ou de la fusion:

1995 SEPTEMBER 22

									(Day, Month, Year)											(Jour, mois, année)

	5.	The address of the registered office is:																	Adresse du siège social :

495 RICHMOND STREET, PO BOX 818, TERMINAL B

(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)

		LONDON, ONTARIO																				V	6	A	4	Z	3

		(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)																			(Postal Code/Code postal)

6.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d’administrateurs:

MINIMUM – 3, MAXIMUM – 10

7.	The director(s) is/are:	Administrateur(s) :	Resident

First name, initials and surname Prénom, initales et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile élu, y compris la rue et le numéro, le numéro de la R. R. ou le nom de la municipalité et le code postal	Canadian State Yes or No Résident Canadien Oui/Non

Dan Clozza	#1, 1137 Kingsway, Burnaby, BC V5T 2N6	YES

David Owen	#307, 1433 East 1st Avenue, Vancouver, BC V5N 1A4	YES

Chris Green	#1400, 400 Burrard Street, Vancouver, BC V6C 3G2	YES

Michael Parsonson	2439 Thacker Drive, Kelowna, BC V1P 1V9	YES

8.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de lacompagnie.

NONE

9.	The classes and any maximum number of shares that the corporation is authorized to issue.	Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

Unlimited number of common shares without par value.

10.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:	Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série :

N/A

11.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes :

N/A

12.	Other provisions, (if any):	Autres dispositions, s’il y a lieu :

N/A

13.	The corporation has complied with subsection 180 (3) of the Business Corporations Act.	La compagnie s’est conformée au dispositions du paragraphe 180 (3) de la Loi sur les compagnies.

14.	The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on	La prorogation de la compagnie en vertu des lois de la province de l’Ontario a étê dûment autorisée en vertu des lois de l’autorité législative sous le régime de laquelle la compagnie a été constituée ou fusionnée ou proroggée le

                                1997, OCTOBER 2

(Day, Month, Year)

(jour, mois, année)

15.	The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.	La prorogation de la compagnie en vertu de la Loi sur les compagnies a le même effet que si la compagnie avait été constituée en vertu de cette Loi.

	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.

SNOWBIRD VACATIONS INTERNATIONAL INC.

(Name of Corporation)

(Dénomination sociale de la compagnie)

(Signature) (Signature)	(Description of Office) (Fonction)